UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  September 5, 2014 (August 29, 2014)

Commission file number 1-36129 SPRINGLEAF HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Indiana	27-3379612
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced, on August 6, 2014, Springleaf Finance Corporation (“SFC”) an indirect wholly owned subsidiary of Springleaf Holdings, Inc (“SHI” or, collectively with its subsidiaries, the “Company”) and the Depositors (as defined below) entered into a commitment letter and a letter agreement with Credit Suisse Securities (USA) LLC (“Credit Suisse”) pursuant to which Credit Suisse committed to purchase from the Company the following:

(i) The following securitization interests (the “Securitization Assets Sale”):

(a)

Certain mortgage-backed notes (the “Notes”) and trust certificates (together with the Notes,  the “Securities”) issued by Springleaf Mortgage Loan Trust 2011-1, Springleaf Mortgage Loan Trust 2012-1, Springleaf Mortgage Loan Trust 2012-2, Springleaf Mortgage Loan Trust 2012-3, Springleaf Mortgage Loan Trust 2013-1, Springleaf Mortgage Loan Trust 2013-2 and Springleaf Mortgage Loan Trust 2013-3 (each, a “Trust” and the issuance of the Securities by each Trust, a “Springleaf Transaction”) from Eighth Street Funding LLC, Eleventh Street Funding LLC, Twelfth Street Funding LLC, Fourteenth Street Funding LLC, Fifteenth Street Funding LLC, Seventeenth Street Funding LLC and Nineteenth Street Funding LLC, each an affiliate of SFC (collectively, the “Depositors”), and SFC (the “Securities Sale”).

(b)

Rights to receive any funds remaining in the reserve account established for each Springleaf Transaction (each, a “Reserve Account” and, together with the Securities, the “Securitization Assets”) in accordance with the terms of the related transaction documents (the “Reserve Accounts Sale”).

(c)

The right to exercise an optional termination of each Springleaf Transaction (other than Springleaf Mortgage Loan Trust 2013-3) pursuant to the terms of the related indenture. With respect to the Springleaf Mortgage Loan Trust 2013-3, SFC will agree to cause Nineteenth Street Funding LLC, as Depositor, to sell and transfer to Credit Suisse all of its rights to exercise an optional termination of Springleaf Mortgage Loan Trust 2013-3.

(d)

Certain related rights, as described in SHI’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014.

(ii) Certain performing and non-performing mortgage loans (the “Mortgage Loans”) with an unpaid principal balance of approximately $1.7 billion as of June 30, 2014 from certain subsidiaries of SFC (the "Probable Whole Loan Sales”).

Credit Suisse and certain of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. They have received or will continue to receive customary fees and commissions for these transactions.

In addition, SHI entered into an agreement on July 31, 2014 to sell certain mortgage-backed notes and trust certificates issued by American General Mortgage Loan Trust (“AGMLT”) 2006-1 (a “Trust”) from Second Street Funding LLC, an affiliate of SHI, for approximately $11 million to an unaffiliated third party, subject to customary closing conditions. (the “Probable 2006-1 Securitization Assets Sale”).

As previously announced, on August 6, 2014, SFC and MorEquity, Inc., a wholly-owned subsidiary of SFC (collectively, the “Sellers”) entered into a Mortgage Servicing Rights Purchase and Sale Agreement, dated and effective as of August 1, 2014, with Nationstar Mortgage Company (“Nationstar”), pursuant to which the Sellers agreed to sell to Nationstar for an aggregate purchase price of approximately $39 million, plus reimbursable servicing advances to be agreed upon by the Sellers and Nationstar, all of their rights and responsibilities as servicer, primary servicer and/or master servicer of the mortgage loans underlying the Sellers’  2011, 2012 and 2013 securitizations (each a “Pool” and collectively, the “Pools”) with an aggregate unpaid principal balance of approximately $5 billion, and Nationstar has agreed to assume on and after the sale date all of the Sellers’ rights and responsibilities as servicer, primary servicer and/or master servicer, as applicable, for each Pool arising and to be performed on and after the sale date, which includes, among other things, the right to receive the related servicing fee on a monthly basis. This transaction is referred to herein as the “MSR Sale”. Investment funds managed by affiliates of Fortress Investment Group LLC indirectly own a majority of the Company’s and Nationstar’s common stock. Wesley R. Edens and Roy A. Guthrie, members of the Company’s board of directors, also serve as members of Nationstar’s board of directors. The purchase price was determined based on arms’ length negotiations.

The Securitization Assets Sale, the Probable Whole Loan Sales, the Probable 2006-1 Securitization Assets Sale, and the MSR Sale are collectively referred to as the “Asset Sale” and were previously disclosed in SHI’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014.

The Securitization Assets Sale and MSR Sale were completed on August 29, 2014 with total proceeds received or receivable of $1.63 billion for the Securitization Assets Sale and approximately $39 million for the MSR Sale. The completion date for the Probable Whole Loan Sales and the Probable 2006-1 Securitization Assets Sale is expected to be on or about September 30, 2014, with total expected proceeds to be received of approximately $1.36 billion for the Probable Whole Loan Sales and approximately $11 million for the Probable 2006-1 Securitization Assets Sale. The total purchase price for the Asset Sale (after completion of the Probable Whole Loan Sales and the Probable 2006-1 Securitization Assets Sale) is expected to be approximately $3.04 billion, subject to a possible increase or decrease in the purchase price based on the performance status of the Mortgage Loans included in the Probable Whole Loan Sales and the completion of the due diligence process. The Company does not expect material changes to the expected proceeds of the Probable 2006-1 Securitization Asset Sale.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The following unaudited pro forma condensed consolidated financial information of the Company giving effect to the Asset Sale is being filed as Exhibit 99.1 of this Form 8-K and is incorporated herein by reference:

•

Pro Forma Condensed Consolidated Balance Sheet Information (Unaudited) as of June 30, 2014;

•

Pro Forma Condensed Consolidated Statement of Operations Information (Unaudited) for the Six Months Ended June 30, 2014; and

•

Pro Forma Condensed Consolidated Statement of Operations Information (Unaudited) for the Year Ended December 31, 2013.

As described above, the Probable Whole Loan Sales and the Probable 2006-1 Securitization Assets Sale have not closed and are expected to close on or about September 30, 2014; however, management believes such sales are probable. The pro forma financial information contains management’s current expectations with respect to certain estimates of allocated expenses and an estimate of the final amount of loans to be sold pursuant to, and proceeds to be received from, the Probable Whole Loan Sales and the Probable 2006-1 Securitization Assets Sale. The actual amounts could vary, possibly materially, from management’s current expectations. Following the closing of the Probable Whole Loan Sales and the Probable 2006-1 Securitization Assets Sale, SHI currently expects to file a Current Report on Form 8-K that will reflect the final terms of such sales.

(d) Exhibits.

Exhibit Number	Description
99.1	Pro Forma Condensed Consolidated Financial Information (Unaudited).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPRINGLEAF HOLDINGS, INC.
(Registrant)
Date:	September 5, 2014	By	/s/	Minchung (Macrina) Kgil
Minchung (Macrina) Kgil
Executive Vice President and Chief Financial Officer